SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 15, 2013
(Date of Earliest Event Reported)

DATA CALL TECHNOLOGIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	333-131948	30-0062823
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Kenrick, Suite B-12, Houston, Texas		77060
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (823) 230-2379

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
&$168 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2013, the board of directors of Data Call Technologies, Inc. (the "Company") appointed Gary Woerz to the Company's board of directors and to serve as CFO of the Company effective January 3, 2013.

Gary D. Woerz, From March 2009 to January 2011, Gary Woerz provided financial consulting services to private and public companies. From September 2007 to January 2008, Mr. Woerz was CFO and COO of Larrea Biosciences, a public reporting company. From July 2006 to July 2007, Mr. Woerz was the CFO of Virexx Medical Corp., a public reporting company. From April 2004 to May 2007, Mr. Woerz served as CFO of American International Industries, Inc., a public reporting company.

On January 3, 2013, the board of directors accepted the resignation of Larry Mosley as CFO and director of the Company. Mr. Mosley informed the Company that the reason for his resignation was to permit him to pursue new business opportunities. Mr. Mosley had no disagreements with the Company's operations, policies or practices.

On January 14, 2013, Mr. James Ammons resigned as chairman, secretary and treasurer of the Company. Mr. Ammons had no disagreements with the Company's operations, policies or practices.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.1	Letter of resignation of Larry Mosley dated January 3, 2013, filed herewith
17.2	Letter of resignation of James Ammons dated January 14, 2013, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data Call Technologies, Inc.
By: /s/ Timothy E. Vance

Date: January 15, 2013